Exhibit 99.1
Audited financial statements of Quick Hit, Inc. as of December 31, 2010 and for the two years in the period ended December 31, 2010.
Quick Hit, Inc.
Financial Statements
December 31, 2010 and 2009

Quick Hit, Inc.
Financial Statements
Years Ended December 31, 2010 and 2009
Contents

Page
Independent Auditors’ Report	1

Financial Statements

Balance Sheets	2

Statements of Operations	3

Statements of Changes in Stockholders’ Equity (Deficit)	4

Statements of Cash Flows	5

Notes to Financial Statements	6-21

Independent Auditors’ Report
To the Board of Directors
Quick Hit, Inc.
Foxboro, Massachusetts
We have audited the accompanying balance sheets of Quick Hit, Inc. (a Delaware corporation) as of December 31, 2010 and 2009, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quick Hit, Inc. as of December 31, 2010 and 2009, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern as of December 31, 2010. As discussed in Note A to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raised substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters at December 31, 2010 are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ Levine, Katz, Nannis + Solomon, PC
June 30, 2011
Needham, Massachusetts

Quick Hit, Inc.
Balance Sheets
December 31,

	2010	2009

Assets

Current Assets

Cash and cash equivalents	$3,515,285	$6,430,084
Accounts receivable, net of allowance for doubtful accounts: 2010 - $17,840; 2009 - $0	182,234	38,572
Prepaid expenses	2,317,392	436,375

Total Current Assets	6,014,911	6,905,031

Property and Equipment

Computer hardware and software	1,054,722	855,179
Furniture and fixtures	79,712	79,712
Leasehold improvements	14,675	14,675

Total	1,149,109	949,566
Accumulated depreciation	(596,318)	(254,078)

Net Property and Equipment	552,791	695,488

Other Assets

Restricted cash	75,000	75,000
Prepaid royalties	—	227,027
Intangible asset, net of accumulated amortization: 2010 - $5,556; 2009 - $0	44,444	50,000

Total Other Assets	119,444	352,027

Total Assets	$6,687,146	$7,952,546

	2010	2009

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities

Current portion of long-term debt	$4,113,630	$600,138
Current portion of capital lease obligations	318,404	188,612
Accounts payable	115,260	113,333
Accrued expenses	1,836,797	602,116
Deferred revenues	63,058	—

Total Current Liabilities	6,447,149	1,504,199

Long-Term Liabilities

Long-term debt, net of current portion	—	1,252,445
Long-term capital lease obligations, net of current portion	—	290,904
Accrued royalties	—	140,000
Deferred rent	112,842	129,548

Total Long-Term Liabilities	112,842	1,812,897

Commitments (Note I)	—	—

Total Liabilities	6,559,991	3,317,096

Stockholders’ Equity (Deficit)

Series B-1 convertible preferred stock	2,471,131	—
Series B convertible preferred stock	7,999,999	7,970,999
Series A convertible preferred stock	5,000,000	4,959,150
Common stock	803	800
Additional paid in capital — common	—	16,797
Additional paid in capital — warrants	244,548	77,518
Accumulated deficit	(15,589,326)	(8,389,814)

Total Stockholders’ Equity (Deficit)	127,155	4,635,450

Total Liabilities and Stockholders’ Equity (Deficit)	$6,687,146	$7,952,546

See accompanying notes.

2.

Quick Hit, Inc.
Statements of Operations
Years Ended December 31,

	2010	2009

Revenues	$525,263	$38,572

Cost of Revenues	295,244	49,977

Gross Margin	230,019	(11,405)

Operating Expenses

Research and development	3,271,899	2,160,888
Operations	472,146	539,925
Sales and marketing	1,826,439	1,578,548
General and administrative	1,476,338	1,422,239

Total Operating Expenses	7,046,822	5,701,600

Loss from Operations	(6,816,803)	(5,713,005)

Other Income (Expense)

Interest income	3,406	43,569
Interest expense	(295,160)	(85,593)

Total Other Expense	(291,754)	(42,024)

Net Loss	$(7,108,557)	$(5,755,029)

See accompanying notes.

3.

Quick Hit, Inc.
Statements of Changes in Stockholders’ Equity (Deficit)
Years Ended December 31, 2010 and 2009

			Convertible Preferred Stock						Additional Paid in Capital			Total
	Series A		Series B		Series B-1		Common Stock		Common	Warrants	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Amount	Deficit	Equity

Balance at January 1, 2009	10,000,000	$4,959,150	12,009,125	$7,970,999	—	$—	8,000,000	$800	$—	$20,768	$(2,634,785)	$10,316,932

Issuance of Series B warrants	—	—	—	—	—	—	—	—	—	56,750	—	56,750

Stock-based compensation	—	—	—	—	—	—	—	—	16,797	—	—	16,797

Net loss	—	—	—	—	—	—	—	—	—	—	(5,755,029)	(5,755,029)

Balance at December 31, 2009	10,000,000	$4,959,150	12,009,125	$7,970,999	—	$—	8,000,000	$800	$16,797	$77,518	$(8,389,814)	$4,635,450

Issuance of Preferred Series B-1 stock	—	—	—	—	3,427,604	2,471,131	—	—	—	—	—	2,471,131

Legal costs associated with stock issuance	—	—	—	—	—	(39,670)	—	—	—	—	—	(39,670)

Issuance of Series B warrants	—	—	—	—	—	—	—	—	—	164,060	—	164,060

Issuance of Common Stock warrants	—	—	—	—	—	—	—	—	—	2,970	—	2,970

Exercise of stock options	—	—	—	—	—	—	35,416	3	1,768	—	—	1,771

Accretion of preferred stock legal costs	—	40,850	—	29,000	—	39,670	—	—	(18,565)	—	(90,955)	—

Net loss	—	—	—	—	—	—	—	—	—	—	(7,108,557)	(7,108,557)

Balance at December 31, 2010	10,000,000	$5,000,000	12,009,125	$7,999,999	3,427,604	$2,471,131	8,035,416	$803	$—	$244,548	$(15,589,326)	$127,155

See accompanying notes.

4.

Quick Hit, Inc.
Statements of Cash Flows
Years Ended December 31,

	2010	2009

Operating Activities
Net loss	$(7,108,557)	$(5,755,029)
Adjustments to reconcile net loss to net cash operating activities:
Depreciation and amortization	347,796	214,761
Stock-based compensation	2,970	16,797
Amortization of debt discounts related to warrants	48,096	13,211
Provision for doubtful accounts	17,840	—
Increase (decrease) in cash from:
Accounts receivable, trade	(161,502)	(38,572)
Prepaid expenses	(1,653,990)	130,998
Accounts payable	1,927	(72,779)
Accrued expenses	1,094,681	(16,063)
Deferred revenues	63,058	—
Deferred rent	(16,706)	102,522

Net Cash Operating Activities	(7,364,387)	(5,404,154)

Investing Activities
Acquisition of equipment	(141,603)	(87,619)

Financing Activities
Proceeds from long-term debt	3,000,000	2,000,000
Payments on long-term debt	(616,516)	(97,405)
Payments on capital lease obligations	(225,525)	(173,737)
Proceeds from issuance of preferred stock, net	2,431,461	—
Proceeds from exercise of stock options	1,771	—

Net Cash Financing Activities	4,591,191	1,728,858

Net Change in Cash and Cash Equivalents	(2,914,799)	(3,762,915)

Cash and cash equivalents, beginning of year	6,430,084	10,192,999

Cash and Cash Equivalents, End of Year	$3,515,285	$6,430,084

See accompanying notes.

5.

Quick Hit, Inc.
Notes to Financial Statements
December 31, 2010 and 2009
A.	Description of Business and Basis of Presentation

Business

Quick Hit, Inc. (the “Company”) was formed on February 27, 2008 as a Delaware corporation. The Company is redefining the gaming market with its free online sports games. The Company’s products will fill a void in the casual online sports game industry by offering head-to-head sports contests that combine the graphical appeal of console, the accessibility of Flash and the wide appeal of fantasy sports. The Company generates revenues through a combination of advertising, sponsorship, micro transactions and e-commerce.

Basis of Presentation

The Company is subject to a number of risks common to technology-based companies, including limited operating history, dependence on key individuals, rapid technological changes, competition from substitute products and larger companies, the need for adequate financing to fund future operations and the successful development and marketing of its products and services.

The Company had recurring net losses since incorporation and negative cash flows from operations of $7,364,387 and $5,404,154 for 2010 and 2009, respectively, and as of December 31, 2010 had an accumulated deficit of $15,537,773. The Company’s future is dependent upon its ability to achieve cash flow positive operations and to raise additional financing. There is no assurance that the Company will meet its planned operations or that it will be successful in obtaining additional equity or debt financing on terms favorable to the Company.

Management of the Company was pursuing additional equity financing, and was confident that additional funding would be available to the Company. At December 31, 2010, management believed that the current financial position and operations along with subsequent equity financing received would enable the Company to continue as a going concern through December 31, 2011.
B.	Summary of Significant Accounting Policies
1.	Use of estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions for the reporting period and as of the financial statement date. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management has made certain significant estimates and assumptions in these financial statements relating to revenues, accounts receivable and related reserves, deferred taxes, accrued liabilities, and stock option costs, among other accounts. Actual results could differ from those estimates.

6.

Quick Hit, Inc.
Notes to Financial Statements
December 31, 2010 and 2009
B.	Summary of Significant Accounting Policies (continued)
2.	Cash and cash equivalents — For purposes of financial statement preparation, the Company considers all highly liquid instruments with an original maturity date of three months or less to be cash equivalents.

3.	Concentrations of credit risk — Financial instruments that subject the Company to significant concentrations of credit risk primarily consist of cash and cash equivalents. Non-interest bearing accounts are guaranteed in full by the Federal Deposit Insurance Corporation and interest bearing accounts are guaranteed up to $250,000 per institution. At December 31, 2010 and 2009, the Company had approximately $0 and $3,081,000 in excess of FDIC insured limits. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risk on cash.

4.	Accounts receivable — The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. The allowance for doubtful accounts was $17,840 and $0 at December 31, 2010 and 2009, respectively.

5.	Property, equipment and depreciation — Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets on a straight-line basis. Leasehold improvements are amortized over the life of the facility lease. Fully depreciated assets are retained in equipment and accumulated depreciation accounts until removed from service. Upon disposal, such assets and related accumulated depreciation are removed from the accounts and the net amount, less proceeds from disposal, is recorded in the statement of operations. Betterments and improvements to owned equipment are capitalized and amortized over their estimated lives. Maintenance and repair costs are expensed as incurred. Depreciation expense totaled $342,240 and $214,761 for the years ended December 31, 2010 and 2009, respectively. Estimated useful lives used for computing depreciation on property and equipment are as follows:

Classification	Life
Computer hardware and software	3 years
Furniture and fixtures	5 years
Leasehold improvements	5 years
6.	Impairment of long-lived assets — Long-lived assets, which consist primarily of property and equipment as well as other intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. When such events occur, the Company compares the carrying amount of the assets to their undiscounted expected future cash flows. If this comparison indicates that there is impairment, the amount of the impairment is calculated as the difference between the carrying value and fair value. To date, the Company believes that no impairments have occurred.

7.

Quick Hit, Inc.
Notes to Financial Statements
December 31, 2010 and 2009
B.	Summary of Significant Accounting Policies (continued)
7.	Research and development and software development costs — Research and development costs, which consist primarily of software development costs, are expensed as incurred. In accordance with GAAP, the Company capitalizes certain software development costs incurred after technological feasibility of the software is established or for development costs that have alternative future uses. Under the Company’s current practice of developing new products, the technological feasibility of the underlying software is not established until substantially all product development and testing is complete, which generally includes the development of a working model. The Company has not capitalized any software development costs to date. Research and development expenses for the years ended December 31, 2010 and 2009 was $3,271,899 and $2,160,888, respectively.

8.	Income taxes — Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts more likely than not to be realized.

Effective January 1, 2009, a new methodology by which a company must identify, recognize, measure and disclose in its financial statements the effects of any uncertain tax reporting positions that a company has taken or expects to take is required under GAAP. The Company must recognize an unrecognized tax benefit when, despite the Company’s belief that its tax return positions are supportable, it is possible that certain positions may not be fully sustained upon review by tax authorities. Benefits from tax positions are measured at the largest amount of benefit that has a greater than 50 percent likelihood of being realized upon settlement. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense.

9.	Stock-based compensation — The Company measures stock compensation expense for awards of equity instruments to employees based on the grant-date fair value of those awards, measured using either current market data or an established option-pricing model. Stock-based compensation expense is recognized over the period during which an employee is required to provide service in exchange for the award. Stock awards to nonemployees are accounted for using the fair-value method and are recognized as services are provided.

10.	Intangible asset — Intangible asset consists of costs incurred to acquire the domain name “Quick Hit” for $50,000. Effective January 1, 2010, the Company’s estimate of the expected useful life of the domain name is ten years. Amortization expense totaled $5,556 and $0 for the years ended December 31, 2010 and 2009, respectively.

8.

Quick Hit, Inc.
Notes to Financial Statements
December 31, 2010 and 2009
B.	Summary of Significant Accounting Policies (continued)
11.	Revenue recognition — The Company recognizes revenue when all of the following conditions are met:
•	There is persuasive evidence of an arrangement;

•	The product has been delivered or the service has been provided to the customer;

•	The collection of the fees is reasonably assured; and

•	The amount of fees to be paid by the customer is fixed or determinable
Advertising revenue from premium advertising sales is recognized as the ads are served against the agreed to insertion order, which dictates the number of impressions and CPM the Company is to serve.

Through utilization of remnant partners, advertising revenue from remnant ad sales is recognized as the ads are served by the partner on the Company website.

Micro transactions revenue is recognized when the digital content is utilized by customer accounts.

12.	Fair value of financial instruments — The Company’s financial instruments are cash and cash equivalents, accounts receivable and accounts payable. The recorded values of these accounts approximate their fair values based on their short-term nature.

13.	Subsequent events — The Company has evaluated all subsequent events through June 30, 2011, the date the financial statements were available to be issued.
C.	Capital Lease Obligations

The Company acquired certain computer equipment and software under capital lease obligations consisting of the following at December 31, 2010 and 2009, net of interest:

	2010	2009
Capital lease obligations with interest imputed at 6.50% to 11.83%, payable in monthly installments aggregating approximately $22,076 through various dates until June 2013, with additional balloon payments on all software draws, secured by equipment. See Note N.	$324,877	$492,462

Less: current portion of capital lease obligations	(318,404)	(188,612)
Less: unamortized discount	(6,473)	(12,946)

Noncurrent portion of capital lease obligations	$—	$290,904

9.

Quick Hit, Inc.
Notes to Financial Statements
December 31, 2010 and 2009
C.	Capital Lease Obligations (continued)

In June 2011, the Company entered into an asset purchase agreement that required full payment of all amounts outstanding under capital lease obligations. See Note N.

The following is a schedule of future lease payments under capital lease obligations, as revised in June 2011:

2011	$357,271
Less: imputed interest	(32,394)

Present value of minimum lease payments	$324,877

Assets under capital leases included in computer and equipment and software at December 31, 2010 and 2009 were $724,139 and $672,692, respectively. Depreciation of assets under capital leases is included with depreciation for assets owned by the Company. Accumulated depreciation on assets under capital leases totaled $417,978 and $182,428 at December 31, 2010 and 2009, respectively.

D.	Long-Term Debt

Long-term debt consisted of the following at December 31:

	2010	2009
Note payable to a bank, due October 2012, payable in monthly installments of $63,703, including interest at 9% per annum, secured by all business assets, subordinated to note below.	$1,286,079	$1,902,595

Note payable to a financial institution, due March 2014, interest only payments through March 2011, followed by monthly installments of $99,643, including interest at 12% per annum, secured by all business assets.	3,000,000	—

	4,286,079	1,902,595

Less: current portion of long-term debt	(4,113,630)	(600,138)
Less: unamortized discount	(172,449)	(50,012)

Noncurrent portion of long-term debt	$—	$1,252,445

10.

Quick Hit, Inc.
Notes to Financial Statements
December 31, 2010 and 2009
D.	Long-Term Debt (continued)

In March 2011, the Company entered into an amended credit agreement with a financial institution implementing a revised repayment and operational plan related to all outstanding debt. See Note N.

The following is a schedule of future maturities of long-term debt, net of the unamortized debt discount, as revised in March 2011:

2011	$4,286,079
E.	Warrants

In 2010, in connection with long-term debt financing, the Company issued warrants to purchase 450,342 shares of the Company’s Series B convertible preferred stock at an exercise price of $0.67 per share. The warrants vest immediately and, if not exercised, expire in October 2020. The warrants were valued at $164,060 using the Black-Scholes method of valuing warrants and were recorded as a debt discount and additional paid in capital. There were 450,342 warrants outstanding at December 31, 2010. The holder may convert the warrants into a number of shares as defined in the warrant agreement.

In 2010, the Company issued warrants to purchase 300,000 shares of the Company’s common stock at an exercise price of $0.67 per share. The warrants vest immediately and, if not exercised, expire in October 2015. The warrants were valued at $2,970 using the Black-Scholes method of valuing warrants and were recorded as share based compensation and additional paid in capital. There were 300,000 warrants outstanding at December 31, 2010. The holder may convert the warrants into a number of shares as defined in the warrant agreement.

In 2009, in connection with long-term debt financing, the Company issued warrants to purchase 150,114 shares of the Company’s Series B convertible preferred stock at have an exercise price of $0.67 per share. The warrants vest immediately and, if not exercised, expire in October 2019. The warrants were valued at $56,750 using the Black-Scholes method of valuing warrants and were recorded as a debt discount and additional paid in capital. There were 150,114 warrants outstanding at December 31, 2010 and 2009. The holder may convert the warrants into a number of shares as defined in the warrant agreement.

In 2008, in connection with capital lease financing, the Company issued warrants to purchase 80,000 shares of the Company’s Series A convertible preferred stock at an exercise price of $0.50 per share. The warrants vest immediately and, if not exercised, expire in October 2018. The warrants were valued at $20,768 using the Black-Scholes method of valuing warrants and were recorded as a discount to the capital lease obligation and additional paid in capital. There were 80,000 warrants outstanding at December 31, 2010 and 2009. The holder may convert the warrants into a number of shares as defined in the warrant agreement.

11.

Quick Hit, Inc.
Notes to Financial Statements
December 31, 2010 and 2009
F.	Capital Structure

Series B-1 Preferred Stock

Per the Amended and Restated Certificate of Incorporation the Company authorized 3,500,000 shares of Series B-1 convertible preferred stock at December 31, 2010. In 2010, the Company issued 3,427,604 shares of Series B-1 convertible preferred stock at $0.72095 for total gross proceeds of $2,471,131, net of issuance costs of $39,670. Total shares issued and outstanding at December 31, 2010 are 3,427,604.

Series B Preferred Stock

Per the Amended and Restated Certificate of Incorporation the Company authorized 12,620,000 and 12,170,114 shares of Series B convertible preferred stock at December 31, 2010 and 2009, respectively. Total shares issued and outstanding at December 31, 2010 and 2009 are 12,009,125.

Series A Preferred Stock

Per the Amended and Restated Certificate of Incorporation the Company authorized 10,080,000 shares of Series A convertible preferred stock. Total shares issued and outstanding at December 31, 2010 and 2009 are 10,000,000.

Preferred Stock Rights and Preferences

Voting — The holders of preferred stock are entitled to vote together with all other classes or series of stock, as a single class, on all matters to which stockholders of the Company vote or are entitled to vote. Each share of preferred stock is entitled to vote on an as-converted basis.

Dividends — The holders of preferred stock are entitled to receive dividends when and if declared by the Board of Directors of the Company at the applicable dividend rates of $0.04663 for Series B-1 and Series B and $0.03500 for Series A. Dividends on Series B-1 and Series B shall be paid prior and in preference to any dividends on Series A and common stock. Dividends on Series A shall be paid prior and in preference to any dividends on common stock. At any time a dividend is declared or paid on common stock, there will simultaneously be dividends declared and paid to the holders of preferred stock in the amount which such holders would have received had all shares of preferred stock been converted into common stock at the conversion price then in effect. Dividends are noncumulative and therefore do not accrue prior to being declared by the Board of Directors. There have been no dividends declared by the Board of Directors as of December 31, 2010.

12.

Quick Hit, Inc.
Notes to Financial Statements
December 31, 2010 and 2009
F.	Capital Structure (continued)

Preferred Stock Rights and Preferences (continued)

Liquidation — In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company (a “Liquidation Event”), the holders of Series B-1 and Series B convertible preferred stock are entitled to receive an amount equal to the greater of the applicable original issue price ($0.72095 and $0.66616, respectively) for each share held, plus all declared but unpaid dividends or the amount to be distributed if all preferred shares were converted immediately prior to the liquidation event, prior to and in preference to any distribution to the holders of Series A and common stock. In the event, proceeds to be distributed are insufficient to pay the full preferential amounts of Series B-1 and Series B, the entire proceeds available for distribution shall be distributed ratably among the holders of Series B-1 and Series B. After payment in full of the Series B-1 and Series B liquidation preference, the holders of Series A preferred stock are entitled to receive an amount equal to the greater of the original issue price of $0.50 for each share held, plus all declared but unpaid dividends or the amount to be distributed if all preferred shares were converted immediately prior to the liquidation event, prior to and in preference to any distribution to the holders of common stock. In the event, remaining proceeds to be distributed are insufficient to pay the full preferential amount of Series A, the entire remaining proceeds available for distribution shall be distributed ratably among the holders of Series A. After payment in full of all preferred stock liquidation amounts, the remaining assets and funds of the Company available for distribution shall be distributed to the holders of common stock.

Conversion — Each share of preferred stock is convertible at any time, at the option of the holder, into common stock. The preferred stock is convertible on a one-to-one basis into common stock, subject to certain adjustments, as defined. The preferred stock will be automatically converted into common stock upon the closing of an initial public offering of the common stock of the Company of not less than $30,000,000 or upon the decision of the holders of at least the majority of the outstanding preferred stock voting together as a single class.

Redemption — The preferred stock is not redeemable at the option of the holders. Common Stock

Common Stock

Per the Amended and Restated Certificate of Incorporation, the Company authorized the issuance of 39,000,000 and 35,000,000 shares of common stock, with par value of $0.0001 per share at December 31, 2010 and 2009, respectively. In 2010, the Company issued 35,416 shares of common stock pursuant to stock option exercise agreements at $0.05 for total gross proceeds of $1,771. Total shares issued and outstanding at December 31, 2010 and 2009 are 8,035,416 and 8,000,000, respectively.

The holders of the Company’s common stock are entitled to one vote for each share of common stock held. Dividends may be declared and paid on the common stock from funds lawfully available as and when determined by the Board of Directors and subject to any preferential rights of any preferred stockholders. Shareholders of common stock are entitled to receive all assets of the Company available for distribution upon the dissolution or liquidation of the Company, subject to any preferential rights of any preferred stockholders.

13.

Quick Hit, Inc.
Notes to Financial Statements
December 31, 2010 and 2009
G.	Stock Option and Grant Plan

The Company has a Stock Option Plan (the “Plan”) which provides for the granting of qualified incentive stock options, nonqualified stock options, restricted stock, or other awards to the Company’s employees, officers, directors, and outside consultants to purchase up to an aggregate of 4,437,098 shares of the Company’s common stock. Option awards are generally granted with an exercise price equal to the fair value of the Company’s common stock at the date of grant; those options generally vest over 4 years and have 10 year contractual terms. Certain option and share awards provide for accelerated vesting if there is a change in control, as defined in the Plan. If an employee owns more than ten percent of the combined voting stock of the Company, the option price of the Incentive Stock Option may not be less than 110 percent of the fair market value of the stock on the grant date and the contractual term may not exceed five years. At December 31, 2010 and 2009, the maximum number of shares available for future grants was 3,308,182 and 2,870,598, respectively. In June 2011, the Company resolved to cancel the stock option plan. See Note N.

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model using the assumptions noted in the table below. The fair value is amortized as compensation cost on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. The Company uses historical data on employee turnover and terminations when available to estimate the percentage of options that will ultimately be exercised. Expected volatility is based on average volatility for a representative sample of publicly traded companies in the online gaming industry. The expected term represents the period of time that the options are expected to be outstanding. The risk-free interest rate is estimated using the rate of return on U.S. Treasury Notes with a life that approximates the expected life of the option.

	2010	2009
Risk-free interest rates	1.95% — 3.28%	3.01% — 3.39%
Expected term	7 years	6.25 years
Expected volatility	65%	65%
Expected annual dividends	0%	0%

14.

Quick Hit, Inc.
Notes to Financial Statements
December 31, 2010 and 2009
G.	Stock Option and Grant Plan (continued)

A summary of option activity under the Plan as of December 31, 2010 and 2009, and changes during the years then ended is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
Options	Shares	Price	Term (in yrs)	Value
Outstanding at January 1, 2009	1,695,000	$0.050
Granted	291,500	$0.250
Exercised	—	—
Forfeited or expired	(420,000)	$0.050

Outstanding at December 31, 2009	1,566,500	$0.087	8.70	$81,992

Exercisable at December 31, 2009	475,938	$0.050	8.50	$13,655

Outstanding at January 1, 2010	1,566,500	$0.087
Granted	593,250	$0.154
Exercised	(35,416)	$0.050
Forfeited or expired	(1,030,834)	$0.108

Outstanding at December 31, 2010	1,093,500	$0.105	8.50	$71,122

Exercisable at December 31, 2010	380,376	$0.105	7.82	$15,977

The weighted-average grant-date fair value of options granted during the years ended December 31, 2010 and 2009 was $0.097 and $0.156, respectively.

As of December 31, 2010 and 2009, there was $35,092 and $67,945, respectively, of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.76 and 2.69 years, respectively. Total compensation expense of $0 and $16,797 has been recognized during the years ended December 31, 2010 and 2009, respectively, and is included in general and administrative expenses in the accompanying statements of operations.

15.

Quick Hit, Inc.
Notes to Financial Statements
December 31, 2010 and 2009
G.	Stock Option and Grant Plan (continued)

A summary of the status of the Company’s nonvested shares as of December 31, 2010 and 2009, and changes during the years then ended is presented below:

		Weighted
		Average
		Grant-Date
Nonvested Shares	Shares	Fair Value
Nonvested at January 1, 2009	1,695,000	$0.029
Granted	291,500	$0.156
Vested	(575,938)	$0.029
Forfeited or expired	(320,000)	$0.029

Nonvested at December 31, 2009	1,090,562	$0.102

Granted	593,250	$0.097
Vested	(248,917)	$0.049
Forfeited or expired	(721,771)	$0.081

Nonvested at December 31, 2010	713,124	$0.189

H.	Income Taxes

The following is a summary of the significant components of the Company’s deferred tax assets and liabilities as of December 31:

	2010	2009
Deferred tax assets:
Net operating loss carry forwards	$6,264,000	$3,160,000
Research and development credit carry forwards	331,000	368,000
Accounts payable and accrued expenses	783,000	174,000
Deferrals	50,000	52,000

Gross deferred tax assets	7,428,000	3,754,000

Deferred tax liabilities:
Prepaid expenses	(933,000)	(94,000)
Accounts receivable	(73,000)	(16,000)
Property, equipment and depreciation	(28,000)	(2,000)

Gross deferred tax liabilities	(1,034,000)	(112,000)

Valuation allowance	(6,394,000)	(3,642,000)

Net deferred tax assets	$—	$—

16.

Quick Hit, Inc.
Notes to Financial Statements
December 31, 2010 and 2009
H.	Income Taxes (continued)

No provision for federal or state income taxes has been recorded for the years ended December 31, 2010 and 2009, as the Company incurred net losses. Any benefit for federal or state income taxes has been reduced by a corresponding increase to the related valuation allowance for deferred taxes.

The Company has federal net operating losses and research and development tax credits available to offset against future taxable income of approximately $15,700,000 and $260,000, respectively, which expire at various dates through 2030. In addition, the Company has state net operating losses and research and development tax credits available to offset against future taxable income of approximately $14,700,000 and $107,000, respectively, which expire at various dates through 2015. Based on available information, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Therefore, the Company has established a valuation allowance against the net deferred tax assets at December 31, 2010 and 2009.

Under provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership may limit the amount of the net operating loss carryforwards and research and development credit carryforwards which could be utilized annually to offset future taxable income and taxes payable. The Company has not determined whether there has been such a change in ownership or the impact on the utilization of the loss carryforwards if such change has occurred.

The Company is subject to U.S. federal and state income tax audits by taxing authorities for years 2008 through 2010. These years contain matters that could be subject to differing interpretations of applicable tax laws and regulations as it relates to the amount and or timing of income, deductions and tax credits. Although the outcome of tax audits is always uncertain, management has analyzed the Company’s tax positions taken for all open tax years and has concluded that no provision for unrecognized tax benefits from uncertain tax positions is required in the Company’s financial statements.

I.	Commitments

1.	Future lease commitments — The Company leases its office facilities under a non-cancelable lease that expires in February 2014. The lease is subject to rent escalation clauses, and the Company is responsible for its share of certain operating costs and real estate taxes. Total rental costs of the lease contract are amortized on the straight-line method over the life of the lease. Deferred rent was $112,842 and $129,548 at December 31, 2010 and 2009, respectively. Rent expense under the operating lease was $126,686 for the years ended December 31, 2010 and 2009.

17.

Quick Hit, Inc.
Notes to Financial Statements
December 31, 2010 and 2009
I.	Commitments (continued)
1.	Future lease commitments (continued) — Future minimum lease payments under the operating lease are as follows:

2011	$155,515
2012	162,950
2013	170,385
2014	14,250

Total	$503,100

The Company has an irrevocable standby letter of credit in the amount of $75,000, which is being utilized as security for the Company’s office lease. The financial institution treats the letter of credit as unavailable cash in one of the Company’s operating accounts. This cash is classified as restricted cash on the accompanying balance sheets.

2.	License agreements — The Company has entered into various long-term, non-cancelable, license agreements whereby the Company may use certain trademarks and other rights in conjunction with its online sports games. The agreements contain various non-cancelable expiration dates through May 2012 and call for royalties to be paid monthly at rates ranging from 15% to 20% of adjusted gross revenues. Some license agreements include minimum guaranteed royalty payments, which are initially recorded as an asset and as a liability at the contractual amount when no performance remains with the licensor. When license contracts are renewable at either party’s option, guarantee payments are recorded as an asset when actually paid and amortized over the life of the contract. The Company accrued $1,500,000 and $420,000 related to non-cancelable minimum guarantees at December 31, 2010 and 2009, respectively, which are included in prepaid expenses in the accompanying balance sheets. Advance payments of $416,667 and $79,460 were included in prepaid expenses in the accompanying balance sheets at December 31, 2010 and 2009, respectively. Royalty expenses under these agreements for the years ended December 31, 2010 and 2009 were $855,793 and $272,432, respectively.

Future non-cancelable minimum royalty commitments at December 31, 2010, are as follows:

2011	$1,500,000
One license agreement that expires in May 2013 contains an option to terminate as of May 31, 2012. The Company has accrued the minimum guarantee for the non-cancelable period through May 31, 2012. The minimum royalty commitment under this agreement, if not terminated at May 31, 2012, is $2,000,000 payable during the year ended December 31, 2012.

18.

Quick Hit, Inc.
Notes to Financial Statements
December 31, 2010 and 2009
J.	Concentrations
1.	Customers — Four and three customers accounted for approximately 83% and 95% of the Company’s accounts receivable balance at December 31, 2010 and 2009, respectively. Two and three customers accounted for approximately 23% and 95% of revenues during the years ended December 31, 2010 and 2009, respectively.

2.	Vendors — Two vendors accounted for approximately 57% and 55% of the Company’s accounts payable balance at December 31, 2010 and 2009, respectively.
K.	Employee Benefit Plan
The Company has established a retirement savings plan under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). The 401(k) Plan covers substantially all employees of the Company who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the 401(k) Plan may be made at the discretion of the Board of Directors. The Company has not made any contributions to the 401(k) Plan during the years ended December 31, 2010 and 2009. In June 2011, the Company resolved to terminate the 401(k) Plan. See Note N.
L.	Supplemental Cash Flow Information
Cash paid for interest during the years ended December 31, 2010 and 2009 was $241,339 and $72,382, respectively.

The Company acquired computer hardware and software of $53,470 and $503,178 under capital lease obligations during the years ended December 31, 2010 and 2009, respectively.

The Company issued warrants associated with debt financing valued at $164,060 and $56,751 during the years ended December 31, 2010 and 2009, respectively.
M.	Reclassification
Certain items in the 2009 financial statements have been reclassified to conform to the current year presentation. There was no change in previously reported net loss or changes in accumulated deficit as a result of these reclassifications.

19.

Quick Hit, Inc.
Notes to Financial Statements
December 31, 2010 and 2009
N.	Subsequent Events
1.	Amended credit agreement — In February 2011, a financial institution issued a notice of default under a material adverse change clause in a credit agreement and called the outstanding loan balance of $3,000,000. In March 2011, the Company entered into an amended credit agreement with the financial institution that implemented a revised repayment and operational plan related to outstanding long-term debt and retracted the notice of default. Under the amended agreement, the Company is required to raise $450,000 from the sale of stock to certain investors, pay the note payable to bank in full, pay $1,250,000 toward the debt balance shortly after the closing, and to implement a new installment payment plan with a final maturity of December 31, 2011. In addition, the warrants to purchase 450,342 shares of the Company’s Series B convertible preferred stock at an exercise price of $0.67 per share, discussed in Note E, were reduced to 225,171 shares.

In connection with this agreement, the note payable to bank, note payable to financial institution and related debt discounts have been presented as current liabilities in the accompanying balance sheet at December 31, 2010.

2.	Sale of preferred stock — In March 2011, in connection with the amended credit agreement, the Company issued 624,177 shares of Series B-2 convertible preferred stock at $0.72095 for total gross proceeds of $450,000. In connection with the sale, the Company amended and restated its certificate of incorporation increasing its authorized shares of stock as follows:

Shares
Series	Authorized
Common stock	40,000,000
Series A	10,080,000
Series B	12,620,000
Series B-1	3,500,000
Series B-2	1,000,000

Total	67,200,000

All rights of Series B-2 preferred stockholders are in preference to the rights of all other stockholders.

3.	Asset purchase agreement — In June 2011, the Company entered into an asset purchase agreement with a purchaser and its senior lender, the financial institution referred to in Note N, 1. Under the terms of the agreement, the Company changed its name to QH Holding Co., sold certain assets of the Company to the purchaser subject to certain assumed liabilities for $836,646 with payment by purchaser to senior lender. This sale was not to be treated as a liquidation event under the restated certificate of incorporation.

Included in the assets sold, was equipment and software purchased by the Company under capital lease obligations. In connection with the agreement, all capital lease obligations were paid in full by the Company and have been presented as current liabilities in the accompanying balance sheet at December 31, 2010.

20.

Quick Hit, Inc.
Notes to Financial Statements
December 31, 2010 and 2009
N.	Subsequent Events (continued)
3.	Asset purchase agreement (continued) — In conjunction with the asset purchase agreement, the Company entered into a bill of sale agreement with the senior lender, whereby the Company sold the game (software source code) to the senior lender in partial settlement of the outstanding debt.

In conjunction with these agreements, the Company resolved to terminate all plans for the benefit of its employees, including, but not limited to, medical, dental, disability insurances, 401(k) and trust and stock option plan. In addition, the Company resolved to take actions necessary to terminate its operations.

21.